                                               AMENDED AND RESTATED

                                    DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                                       WITH

                                       OPPENHEIMERFUNDS DISTRIBUTOR, INC.  AND

                                             PANORAMA SERIES FUND, INC.

                                               FOR SERVICE SHARES OF

                                          GOVERNMENT SECURITIES PORTFOLIO

This Amended and Restated  Distribution  and Service Plan and Agreement (the "Plan") is dated as of the 23rd day of
February,  2004, by and between  Panorama  Series Fund,  Inc.  (the  "Company")  for the account of its  Government
Securities Portfolio (the "Fund") and  OppenheimerFunds  Distributor,  Inc. (the  "Distributor").  This Amended and
Restated  Distribution  and Service Plan and  Agreement  replaces the  Distribution  and Service Plan and Agreement dated May 1, 2000.

1.       The  Plan.  This  Plan is the  Fund's  written  distribution  and  service  plan  for its  Service  Shares described  in the Fund's  registration  statement  as of the date this Plan takes  effect,  contemplated  by and to comply with Rule 2830 of the Conduct Rules of the National  Association of Securities  Dealers,  Inc.,  pursuant to which the Fund will  compensate the  Distributor  for its services in connection  with the  distribution of Shares, and the personal  service and  maintenance  of  shareholder  accounts  ("Accounts")  that hold Service  Shares (the
"Shares")  of the  Fund.  The Fund may be  deemed to be acting  as  distributor  of  securities  of which it is the issuer,  pursuant to Rule 12b-1 under the Investment  Company Act of 1940 (the "1940 Act"),  according to the terms of this Plan. The Distributor is authorized  under the Plan to pay "Insurance  Company  Recipients," as hereinafter defined,  for rendering  services and for the maintenance of Accounts and for  distributing  Service  Shares.  Such
Insurance Company Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2.       Definitions.  As used in this Plan, the following terms shall have the following meanings:

(a)      "Insurance  Company  Recipient" shall mean any insurance  company or affiliate  thereof or other person or entity which: (i) has rendered assistance (whether direct,  administrative,  or both) in the distribution of Shares and/or has rendered  services in  connection  with the personal  service and  maintenance  of Accounts;  (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor  shall reasonably  request to answer  such  questions  as may arise  concerning  such  service  and/or the sale of Shares;  and (iii) has been selected by the Distributor to receive payments under the Plan.  Notwithstanding  the foregoing,  a majority of the
Fund's  Board of Directors  (the  "Board")  who are not  "interested  persons" (as defined in the 1940 Act) and who have no direct or indirect financial  interest in the operation of this Plan or in any agreements  relating to this
Plan (the  "Independent  Directors") may remove any institution as a Insurance  Company  Recipient,  whereupon such entity's rights as a third-party beneficiary hereof shall terminate.

         (b)      "Qualified  Holdings"  shall  mean,  as to any  Insurance  Company  Recipient,  all Shares  owned beneficially or of record by: (i) such Insurance  Company  Recipient,  (ii) such clients of such Insurance  Company
Recipient and/or accounts as to which such Insurance Company Recipient provides  administrative  services and/or is a fiduciary or custodian or  co-fiduciary  or  co-custodian  (collectively,  the  "Customers"),  or (iii)  separate accounts  created or sponsored by such  Insurance  Company  Recipient or its  affiliate,  but in no event shall any such Shares be deemed owned by more than one  Insurance  Company  Recipient for purposes of this Plan. In the event that more than one entity  would  otherwise  qualify as  Insurance  Company  Recipients  as to the same Shares with respect to the payment of the  Asset-Based  Sales Charge  and/or the Service Fee  (defined  below),  the  Insurance
Company  Recipient  which is the  dealer of record on the  Fund's  books  shall be  deemed  the  Insurance  Company
Recipient as to such Shares for purposes of this Plan.

3.       Payments.

         (a)      Under the Plan, the Fund will make payments to the  Distributor,  within  forty-five (45) days of the end of each  calendar  quarter,  in the amount of .0625%  (.25% on an annual  basis) of the average  during the calendar  quarter of the  aggregate  net asset value of the Shares,  computed as of the close of each  business day
(the "Service Fee"),  provided,  however,  that the Distributor  may, in its sole  discretion,  reduce that payment level from time to time.  The  Distributor  will use such fee  received  from the Fund in its entirety for payments to  Insurance  Company  Recipients  and for its  other  expenditures  and costs of the type  approved  by the Board incurred in connection  with the personal  service and maintenance of Accounts  including,  but not limited to, the services  described in the following two  paragraphs.  The  Distributor  may make Plan payments to any  "affiliated person" (as  defined in the 1940 Act) of the  Distributor  if such  affiliated  person  qualifies  as an  Insurance
Company Recipient.

         The services to be rendered by the  Distributor  and Insurance  Company  Recipients in connection with the personal  service  and the  maintenance  of  Accounts  may  include,  but shall not be limited  to, the  following:
answering routine inquiries from the Insurance Company Recipient's  Customers  concerning the Fund,  providing such
Customers  with  information  on their  investment in Shares,  assisting in the  establishment  and  maintenance of accounts or sub-accounts in the Fund,  making the Fund's  investment plans and dividend payment options  available, and  providing  such other  information  and  Customer  liaison  services  and the  maintenance  of Accounts as the
Distributor  or the Fund may  reasonably  request.  It may be presumed  that an  Insurance  Company  Recipient  has provided services  qualifying for compensation  under the Plan if it has Qualified Holdings of Shares to entitle it to payments  under the Plan.  In the event that either the  Distributor  or the Board should have reason to believe that,  notwithstanding  the level of  Qualified  Holdings,  an  Insurance  Company  Recipient  may not be rendering appropriate  services,  then the  Distributor,  at the request of the Board,  shall require the  Insurance  Company
Recipient to provide a written  report or other  information  to verify that said  Insurance  Company  Recipient is providing  appropriate  services  in  this  regard.  If the  Distributor  still  is  not  satisfied,  it  may  take appropriate  steps to terminate the Insurance  Company  Recipient's  status as such under the Plan,  whereupon such entity's rights as a third-party beneficiary hereunder shall terminate.

         The distribution  assistance  services to be rendered by the Distributor in connection with the Shares may include,  but shall not be limited to, the  following:  (i) paying  sales  commissions  to any  insurance  company, broker,  dealer,  bank or other person or entity that directly or indirectly sells Shares; (ii) paying compensation to and  expenses  of  personnel  of the  Distributor  who  support  distribution  of  Shares by  Insurance  Company
Recipients;  (iii)  obtaining  financing or providing such financing from its own resources,  or from an affiliate, for the  interest  and other  borrowing  costs of the  Distributor's  unreimbursed  expenses  incurred in rendering
distribution   assistance  and  administrative  support  services  to  the  Fund;  and  (iv)  paying  other  direct distribution  costs,  including  without  limitation the costs of sales  literature,  advertising and  prospectuses
(other  than  those  prospectuses   furnished  to  current  direct  and  indirect  holders  of  the  Fund's  shares
("Shareholders").

         Payments  received by the  Distributor  from the Fund under the Plan will not be used to pay any  interest expense,  carrying  charges or other  financial  costs,  or allocation of overhead by the  Distributor,  or for any other  purpose  other than for the  payments  described in this  Section 3. The amount  payable to the  Distributor each quarter will be reduced to the extent that reimbursement  payments  otherwise  permissible under the Plan have not been  authorized  by the Board for that  quarter.  Any  unreimbursed  expenses  incurred for any quarter by the
Distributor may not be recovered in later periods.

         (b)      The  Distributor  shall make  payments  to any  Insurance  Company  Recipient  quarterly,  within forty-five  (45)  days of the end of each  calendar  quarter,  at a rate not to exceed  .0625%  (0.25% on an annual basis) of the average  during the calendar  quarter of the aggregate  net asset value of the Shares  computed as of the close of each business day, of Qualified  Holdings  owned  beneficially  or of record by the Insurance  Company
Recipient or by its Customers,  provided,  however,  that the Distributor may, in its sole discretion,  reduce that payment level from time to time.  However,  no such payments shall be made to any Insurance  Company  Recipient for any such quarter in which its Qualified  Holdings do not equal or exceed,  at the end of such quarter,  the minimum amount  ("Minimum  Qualified  Holdings"),  if any,  to be set from time to time by a  majority  of the  Independent
Directors.  A majority of the  Independent  Directors may at any time or from time to time increase or decrease and thereafter  adjust the rate of fees to be paid to the Distributor or to any Insurance  Company  Recipient,  but not
to exceed  the rate set forth  above,  and/or  increase  or  decrease  the  number of shares  constituting  Minimum
Qualified  Holdings.  The  Distributor  shall notify all  Insurance  Company  Recipients  of the Minimum  Qualified
Holdings and the rate of payments  hereunder  applicable to Insurance  Company  Recipients,  and shall provide each
Insurance  Company  Recipient  with written  notice within  thirty (30) days after any change in these  provisions.
Inclusion of such  provisions  or a change in such  provisions in a revised  current  prospectus  shall  constitute sufficient notice.

         (c)      Under the Plan,  payments may be made to Insurance Company Recipients:  (i) by  OppenheimerFunds,
Inc.  ("OFI") from its own resources  (which may include profits derived from the advisory fee it receives from the
Fund or from  Panorama  Series  Fund,  Inc.),  or (ii) by the  Distributor  (a  subsidiary  of  OFI),  from its own resources.

4.       Selection and  Nomination  of Directors.  While this Plan is in effect,  the selection or  replacement  of
Independent  Directors  and the  nomination  of those  persons to be Directors of the Fund who are not  "interested persons"  of the Fund or the Fund shall be  committed  to the  discretion  of the  Independent  Directors.  Nothing herein shall prevent the  Independent  Directors  from  soliciting  the views or the  involvement of others in such selection or nomination  if the final  decision on any such  selection and  nomination is approved by a majority of the incumbent Independent Directors.

5.       Reports.  While this Plan is in effect,  the  Treasurer of the Fund shall provide  written  reports to the
Fund's Board for its review,  detailing the aggregate  amount of payments made under this Plan and the purposes for which the payments were made.  The reports shall be provided  quarterly,  and shall state whether all provisions of
Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any agreement  related to this Plan shall be in writing and shall provide that:  (i)
such  agreement  may be  terminated  at any time,  without  payment of any  penalty,  by vote of a majority  of the
Independent  Directors  or by a vote of the  holders  of a  "majority"  (as  defined in the 1940 Act) of the Fund's outstanding  voting  securities of the Shares, on not more than sixty days written notice to any other party to the agreement;  (ii) such agreement shall  automatically  terminate in the event of its "assignment" (as defined in the
1940 Act);  (iii) it shall go into effect when approved by a vote of the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such  agreement;  and (iv) it shall,  unless  terminated as  herein  provided,  continue  in  effect  from year to year  only so long as such  continuance  is  specifically approved at least  annually by the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This Plan has been  approved by a vote of the
Independent  Directors  cast in person at a meeting  called on February  29, 2000 for the purpose of voting on this
Plan,  and shall take effect on the later of (i) the date that Shares are first  issued to  OppenheimerFunds,  Inc.
or any other person, or (ii) May 1, 2000. Unless  terminated as hereinafter  provided,  it shall continue in effect until October 31, 2000 and from year to year  thereafter or as the Board may  otherwise  determine  only so long as such  continuance is specifically  approved at least annually by the Board and its Independent  Directors by a vote cast in person at a meeting  called for the purpose of voting on such  continuance.  This Plan may be terminated at any time by vote of a majority  of the  Independent  Directors  or by the vote of the holders of a  "majority"  (as defined  in the 1940  Act) of the  Fund's  outstanding  voting  Service  shares.  This Plan may not be  amended  to increase materially the amount of payments to be made without approval of the Service  Shareholders,  in the manner described  above,  and all  material  amendments  must be  approved  by a vote of the Board and of the  Independent
Directors.

                                                      Panorama Series Fund, Inc. on behalf of
                                                      Government Securities Portfolio

                                                      By:     /s/ Robert G. Zack
                                                              Robert G. Zack, Secretary

                                                      OppenheimerFunds Distributor, Inc.

                                                      By:     /s/ Kathleen T. Ives
                                                              Kathleen T. Ives
                                                              Vice President and Assistant Secretary